Exhibit 3.103

CERTIFICATE OF INCORPORATION

OF

CHANNEL STRATEGIES INC.

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1. The name of the corporation is: CHANNEL STRATEGIES INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is: one thousand of common stock (1,000) and the par value of each of such shares is One Dollar ($1.00) per share amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS
Lynn A. Huebner	1285 Drummers Lane
Wayne, PA 19087

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. The name and mailing address of each person to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, are as follows:

NAME	MAILING ADDRESS
Andrew P. Bronstein	1285 Drummers Lane, Wayne, PA 19087
Lawrence A. Gross	1285 Drummers Lane, Wayne, PA 19087
Michael J. Ruane	1285 Drummers Lane, Wayne, PA 19087

9. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

10. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

12. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

13. This certificate of incorporation shall be effective upon filing.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of July, 2001.

/s/ Lynn A. Huebner
Lynn A. Huebner, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

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CHANNEL STRATEGIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Channel Strategies Inc. be amended by changing Article 1. thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is: SunGard SAS Holdings Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Channel Strategies Inc. has caused this certificate to be signed by Sara G. Armstrong, its Assistant Vice President, this 4th day of February, 2002.

CHANNEL STRATEGIES INC.

By:	/s/ Sara G. Armstrong
Sara G. Armstrong, Assistant Vice President